Exhibit 5(b)


                                   January 11, 2001


Entergy Mississippi, Inc.
308 East Pearl Street
Jackson, Mississippi 39201

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3, including the exhibits thereto, which Entergy Mississippi, Inc. (the "Company") proposes to file with the Securities and Exchange Commission (the "Commission") on or shortly after the date hereof, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $485,000,000 in aggregate principal amount of its First Mortgage Bonds (the "Bonds") and/or aggregate principal amount of its Debt Securities (the "Debt Securities"), each to be issued in one or more new series, and for the qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Company's Mortgage and Deed of Trust, as heretofore amended and supplemented, under which the Bonds are to be issued (the "Mortgage"), and the Company's Indenture for the Debt Securities, under which the Debt Securities are to be issued (the "Indenture"). We advise you that in our opinion:

     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Mississippi.

     (2) All action necessary to make valid and legal the proposed issuance and sale by the Company of the Bonds and the Debt Securities will have been taken when:

          (a) the Company's said Registration Statement on Form S-3, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act, and a supplement or supplements to the prospectus specifying certain details with respect to the offering or offerings of the Bonds and the Debt Securities shall have been filed with the Commission, and both the Mortgage and the Indenture shall have been qualified under the Trust Indenture Act;

          (b)  an Application-Declaration on Form U-1
     contemplating, among other things, the issuance and sale of the Bonds and the Debt Securities, shall have become effective with respect to the issuance and sale of the Bonds and the Debt Securities in accordance with an appropriate order or orders of the Commission under the Public Utility Holding Company Act of 1935, as amended;

          (c) appropriate action shall have been taken by the Board of Directors of the Company and/or, when authorized, by an authorized officer of the Company for the purpose of authorizing the consummation of the issuance and sale of the Bonds and/or the issuance and sale of the Debt Securities;

          (d) the proposed supplemental indenture relating to the Bonds being issued, supplemental to the Company's
     Mortgage shall have been duly executed and delivered; and

          (e) the Bonds and the Debt Securities shall have been issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

     (3) When the foregoing steps applicable to the Bonds and Debt Securities, respectively, have been taken, the Bonds and the Debt Securities, respectively, will have been legally issued and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law).

          This opinion does not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Bonds and the Debt Securities by underwriters.

          We are members of the New York Bar and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any other state. As to all matters of Mississippi law, we have relied upon an opinion of even date herewith addressed to you by Wise Carter Child & Caraway, Professional Association.

          We hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-3 and consent to such references to our firm as may be made in the Registration
Statement and in the Prospectus constituting a part thereof.

                                   Very truly yours,

                                   /s/ Thelen Reid & Priest LLP

                                   THELEN REID & PRIEST LLP